                                                                   EXHIBIT 10.31









                         MASTER METAL HEDGING AGREEMENT



                                     between

                                   ALCAN INC.

                                       and

                                  NOVELIS INC.













          DATED DECEMBER o, 2004, WITH EFFECT AS OF THE EFFECTIVE DATE

                                TABLE OF CONTENTS

1.  DEFINITIONS AND INTERPRETATION...........................................1
2.  CONFIRMATIONS............................................................5
3.  CALCULATION OF SETTLEMENT AMOUNTS........................................6
4.  PAYMENT..................................................................6
5.  NOVELIS OBLIGATIONS......................................................7
6.  ALCAN'S OBLIGATIONS......................................................7
7.  VOLUME LIMITS AND MARKET DISRUPTION......................................8
8.  ASSIGNMENT...............................................................9
9.  TERMINATION..............................................................9
10. DISPUTE RESOLUTION.......................................................9
11. MISCELLANEOUS...........................................................10

THIS MASTER METAL HEDGING AGREEMENT entered into in the City of Montreal, Province of Quebec, is dated December o, 2004, with effect as of the Effective Date.

BETWEEN: ALCAN INC., a corporation organized under the Canada Business Corporations Act ("ALCAN");

AND: NOVELIS INC., a corporation incorporated under the Canada Business Corporations Act ("NOVELIS").

RECITALS:

WHEREAS Alcan and Novelis have entered into a Separation Agreement pursuant to which the Parties (as defined hereinafter) set out the terms and conditions relating to the separation of the Separated Businesses from the Remaining Alcan Businesses (each as defined therein), such that the Separated Businesses are to be held, as at the Effective Time (as defined therein), directly or indirectly, by Novelis (such agreement, as amended, restated or modified from time to time, the "SEPARATION AGREEMENT").

WHEREAS the Separated Businesses held by Novelis include the manufacture of rolled aluminum.

WHEREAS Alcan supplies to Novelis and other members of Novelis Group (as defined hereinafter) aluminum pursuant to certain Metal Supply Agreements constituting Ancillary Agreements to the Separation Agreement.

WHEREAS certain third-party customers of Novelis may request fixed price arrangements from time to time for the purchase of aluminum products from Novelis.

WHEREAS Novelis wishes to hedge these price arrangements with third party customers from fluctuations in the price of aluminum through fixed forward pricing arrangements.

AND WHEREAS, Alcan is prepared to provide hedging services to Novelis in accordance with the terms and conditions of this Agreement in respect of Transactions (as defined herein), with Alcan and Novelis acting both as principals under such Transactions.

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 Definitions. For the purposes of this Agreement the following terms and expressions and variations thereof shall, unless another meaning is clearly required in the context, have the meanings specified or referred to in this Section 1.1:

         "AFFILIATE" of any Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such first Person as of the date on which or at any time during the period for when such determination is being made. For purposes of this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "AGREEMENT" means this Master Metal Hedging Agreement, including all of the Schedules and Exhibits hereto.

         "AGREEMENT EFFECTIVE DATE" means the effective date of the Separation Agreement as defined therein.

         "ALCAN GROUP" means Alcan and its Subsidiaries from time to time after the Effective Time.

         "APPLICABLE LAW" means any applicable law, statute, rule or regulation of any Governmental Authority or any outstanding order, judgment, injunction, ruling or decree by any Governmental Authority.

         "BUSINESS CONCERN" means any corporation, company, limited liability company, partnership, joint venture, trust, unincorporated association or any other form of association.

         "BUSINESS DAY" means any day excluding (i) Saturday, Sunday and any other day which, in the City of Montreal (Canada) or in the City of New York (United States) is a legal holiday or (ii) a day on which banks are required or authorized by Applicable Law to close in the City of Montreal (Canada) or in the City of New York (United States).

         "BUYER" means Novelis Inc. or such other member of Novelis Group as may be authorized from time to time to enter into Transactions as Buyer.

         "CET" means Central European Time.

         "COMMERCIALLY REASONABLE EFFORTS" means the efforts that a reasonable and prudent Person desirous of achieving a business result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible in the context of commercial relations of the type envisaged by this Agreement; provided, however, that an obligation to use Commercially Reasonable Efforts under this Agreement does not require the Person subject to that obligation to assume any material obligations or pay any material amounts to a Third Party or take actions that would reduce the benefits intended to be obtained by such Person under this Agreement.

         "COMMODITY" shall mean aluminum metal.

         "CONFIRMATION" means a written notice provided by Alcan to Novelis, specifying the information indicated in Section 2, as applicable.

         "CONSENT" means any approval, consent, ratification, waiver or other authorization.

         "DEFAULTING PARTY" has the meaning set forth in Section 9.1.

         "DETERMINATION DATE" shall mean the last date of the relevant Determination Period, being the date on which the Settlement Amount for such Determination Period is calculated.

         "DETERMINATION PERIOD" shall mean, in respect of any Transaction (i) for the first Determination Period, the period from and including the Effective Date to and including the first Determination Date, and (II) for each subsequent Determination Period, the period from but excluding the Determination Date of the immediately prior Determination Period, to and including the next subsequent Determination Date, and the last day of the final Determination Period shall be the Termination Date, such Determination Period or Periods being defined in the Confirmation.

         "DOLLARS" or "$" means, except where otherwise expressly indicated, the lawful currency of the United States of America.

         "EFFECTIVE DATE" shall mean the date specified as such in the Confirmation by the Parties, which date is the first date of the first Determination Period.

         "EFFECTIVE TIME" means 12:01 a.m. Montreal time on the Effective Date.

         "EST" means Eastern Standard Time or, as applicable, Eastern Daylight Savings Time.

         "EVENT OF DEFAULT" has the meaning set forth in Section 9.1.

         "FIXED PRICE", in respect of any Transaction, has the meaning specified in the relevant Confirmation.

         "GOVERNMENTAL AUTHORITY" means any court, arbitration panel, governmental or regulatory authority, agency, stock exchange, commission or body.

         "GOVERNMENTAL AUTHORIZATION" means any Consent, license, certificate, franchise, registration or permit issued, granted, given or otherwise made available by, or under the authority of, any Governmental Authority or pursuant to any Applicable Law.

         "LIABILITIES" has the meaning set forth in the Separation Agreement.

         "LME" means the London Metal Exchange.

         "MARKET DISRUPTION EVENT" has the meaning specified in Section 7.4 (c) of the 2000 Supplement to the 1993 Commodity Derivatives Definitions published in 2000 by the International Swaps and Derivatives Association, Inc..

         "NOVELIS GROUP" means Novelis and its Subsidiaries from time to time after the Effective Time.

         "OHS SYSTEM" means the on-line hedging system used by Novelis.

         "PARTY" means each of Alcan and Novelis, as a party to this Agreement and "PARTIES" means both of them.

         "PERSON" means any individual, Business Concern or Governmental Authority.

         "PRICE", in respect of any Transaction, has the meaning specified in the relevant Confirmation.

         "QUANTITY", in respect of any Transaction, has the meaning specified in the relevant Confirmation.

         "REFERENCE MARKET-MAKERS" means three leading dealers in the market of the Commodity selected by the Parties in good faith.

         "REFERENCE PRICE", in respect of any Transaction, has the meaning specified in the relevant Confirmation.

         "REPLACEMENT TRANSACTION" has the meaning set forth in Section 7.3.

         "SELLER" means Alcan Inc.

         "SEPARATION AGREEMENT" has the meaning set out in the Preamble to this Agreement.

         "SETTLEMENT AMOUNT" of any Swap shall have the meaning attributed to it in Section 3.2.

         "SETTLEMENT DATE" with respect to Swaps, shall mean the second Business Day next succeeding the last Trading Day of a Determination Period.

         "SUBSIDIARY" of any Person means any corporation, partnership, limited liability entity, joint venture or other organization, whether incorporated or unincorporated, of which a majority of the total voting power of capital stock or other interests entitled (without the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by such Person.

         "SUPPLIER" means Alcan Inc.

         "SWAP" means a Commodity swap based on fixed and floating prices using a Reference Price or index for an agreed Quantity of a Commodity.

         "TERM" has the meaning set forth in Section 1.4.

         "TERMINATING PARTY" has the meaning set forth in Section 9.1.

         "TERMINATION DATE", in respect of any Transaction, has the meaning specified in the relevant Confirmation.

         "THIRD PARTY" means a Person that is not a Party to this Agreement, other than a member of Alcan Group or a member of Novelis Group, and that is not an Affiliate of this Group.

         "THIRD PARTY CLAIM" has the meaning set forth in the Separation Agreement.

         "TRADING DAY" means each day during a Determination Period for which a Reference Price would, under normal circumstances, be determinable.

         "TRANSACTION" means any Swap between Buyer and Seller entered into pursuant to this Agreement.

         "TRANSACTION DATE" means the date specified as such in the Confirmation by the Parties, which date is the date on which the Parties enter into a Transaction.

1.2 Currency. Unless specified otherwise, all references to currency herein and in any Confirmations are to US Dollars.

1.3 Effectiveness. This Agreement shall come into full force and effect on the Agreement Effective Date.

1.4 Term. The term of this Agreement (the "TERM") shall commence on the Agreement Effective Date and shall expire on ***. This Agreement shall remain in effect in respect of Transactions entered into on or prior to ***, provided that no Transaction hereunder shall have a Determination Date later than ***.

1.5      Termination.  This Agreement shall terminate:

         (a)      upon expiry of the Term;

         (b) upon the mutual agreement of the Parties prior to the expiry of the Term;

         (c)      pursuant to Section 7.2 as a result of a Market Disruption
                  Event; or

         (d)      upon the occurrence of an Event of Default, in accordance with
                  Section 9.

2.       CONFIRMATIONS

2.1 Pursuant to a request from Novelis or another authorized member of Novelis Group to Alcan through the OHS System, by telephone, fax or e-mail, the Parties may enter into Transactions from time to time in accordance with the provisions of this Agreement.

2.2 The specific terms and conditions of each Transaction shall be set forth in a Confirmation. Each Confirmation shall be delivered by Alcan to the relevant member of Novelis Group no later than the end of the first Business Day following the Transaction Date in respect of each Transaction, and shall be deemed conclusive unless objected to in writing by the relevant member of Novelis Group within two Business Days of the date of such Confirmation. The Confirmation, together with the terms and conditions of this Agreement, shall constitute the terms and conditions of such Transaction. In the event of a conflict between a Confirmation and this Agreement, the terms of the Confirmation shall govern the Transaction.

2.3      For each Swap, the relevant Confirmation shall specify:

         (a)      the Buyer and the Seller;

         (b)      the Commodity;

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         (c)      the Quantity;

         (d)      the Fixed Price;

         (e)      the Reference Price;

         (f)      the Transaction Date;

         (g)      the Determination Period or Periods;

         (h)      the Termination Date; and

         (i)      any other specific terms as agreed by the Parties.

2.4 Novelis may, from time to time, by notice to Alcan, propose that one or more other members of Novelis Group be authorized by Alcan to enter into Transactions as Buyer hereunder. Alcan shall not unreasonably withhold its authorization, which authorization shall be deemed given if Alcan issues a Confirmation naming such member of Novelis Group as Buyer. Novelis hereby unconditionally guarantees to Alcan the full and timely performance of all obligations of each other member of Novelis Group under all Transactions.

2.5 There shall be no obligation for Alcan to enter into any Transactions with Novelis other than Swaps, nor shall there be any obligation for Alcan to deal in any Commodity other than aluminum metal.

3.       CALCULATION OF SETTLEMENT AMOUNTS

3.1 If the Fixed Price exceeds the Reference Price in a Determination Period, the Buyer shall pay to the Seller the Settlement Amount for such Determination Period and if the Reference Price exceeds the Fixed Price in a Determination Period, the Seller shall pay to the Buyer the Settlement Amount for such Determination Period.

3.2 The Settlement Amount for each Determination Period shall be equal to the product of (i) the difference between the Fixed Price and the Reference Price on the relevant Determination Date and (ii) the Quantity. The Settlement Amount for each Determination Period shall be paid to the Seller or the Buyer, as the case may be, on the Settlement Date with respect to such Determination Period.

4.       PAYMENT

4.1 Novelis shall pay to Alcan an administrative fee in the amount of US$1 for each tonne of Commodity referenced in a Confirmation. Such administrative fee shall be paid on the second Business Day in each calendar month in respect of all Confirmations issued during the immediately preceding calendar month.

4.2 All payments under Section 3.2, and all payments to Alcan under Section 4.1, shall be paid to the recipient by wire transfer to the account specified by notice from the recipient to the other Party from time to time.

4.3 If (i) the Payment Dates for two or more Transactions shall fall on the same day and (ii) each Party is required to pay an amount under such Transactions, then such amounts with respect to each Party shall be aggregated and the Party obligated to pay the larger aggregate amount will be obligated to pay on the Payment Date to the other Party the excess of the larger aggregate amount over the smaller aggregate amount.

5.       NOVELIS OBLIGATIONS

5.1 Novelis hereby undertakes to obtain quotations for services hereunder from Alcan prior to entering into forward price agreements with third-party customers.

5.2 Novelis hereby undertakes to enter into Transactions hereunder, and to cause each relevant member of Novelis Group to enter into Transactions hereunder, only as principal and pursuant to back-to-back agreements with third-party customers. In no event shall Novelis or any other member of Novelis Group enter into Transactions hereunder for speculative purposes.

5.3 Novelis undertakes to give Alcan access to the OHS System as and when requested by Alcan.

5.4      Novelis hereby undertakes to:

         5.4.1 maintain detailed records of all contracts with third-party customers and to make the details of such contracts available to Alcan upon request;

         5.4.2    maintain detailed records of all Transactions with Alcan;

         5.4.3 sign and return each Confirmation received from Alcan within two Business Days of its issuance; and

         5.4.4 provide a certificate on the first day of each calendar quarter, signed by the Chief Executive Officer and Chief Financial Officer of Novelis, certifying compliance by Novelis and each member of its group with their respective obligations hereunder, including those set forth in this Article 5, and under each of their material agreements for borrowing of money.

5.5 Novelis hereby acknowledges that the service provided herein will only be available if market conditions allow it.

6.       ALCAN'S OBLIGATIONS

6.1 Alcan hereby undertakes to provide quotations hereunder to Novelis in a timely manner and to that effect have employees available for quotations and Transactions between 8:30 a.m. CET and 4:00 p.m. EST on days LME is open for business.

6.2 On or about the 15th day of each month, Alcan will send to Novelis by e-mail or fax the list of Transactions to be unwound in the current month. Such list will include the name of the appropriate Novelis Group member, the Quantity hedged, the Reference Price and any other information agreed by the Parties.

6.3 At the latest on the second Business Day following receipt by Novelis of the list mentioned in Section 6.2, Novelis shall confirm that the information provided is in line with Novelis' position and, if necessary, will identify all discrepancies. If Novelis does not respond to the list as contemplated herein, it shall be deemed to have approved said list.

6.4 On or about the last Business Day of each month, Alcan will send to the Novelis Shared Service Centre, in Goettingen (Germany) an Excel spread sheet setting forth the calculation of the positions to be unwound with respect to each Novelis Group member. In the absence of manifest errors, all calculations made by Alcan shall be final and conclusive evidence of the amounts payable by Novelis.

7.       VOLUME LIMITS AND MARKET DISRUPTION

7.1 The Parties hereby agree that notwithstanding any other terms and conditions of this Agreement, they shall enter into Transactions hereunder in respect of no more than *** metric tonnes of aluminum in the aggregate over the Term of the Agreement.

7.2 If Alcan determines in good faith that a Market Disruption Event has occurred, Alcan may, by notice to Novelis, cause all outstanding Transactions to be terminated immediately and settled on the basis of quotations from Reference Market-makers.

7.3 Each quotation referred to in Section 7.2 will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party and the quoting Reference Market-maker to enter into a transaction (the "REPLACEMENT TRANSACTION") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) in respect of such terminated Transactions. For this purpose, unpaid amounts in respect of the terminated Transactions are to be excluded but, without limitation, any payment or delivery that would have been required (assuming satisfaction of each applicable condition precedent) after that early termination date is to be included. The Replacement Transaction shall be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree upon. Alcan will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant early termination date. The day and time as of which those quotations are to be obtained will be selected in good faith by Alcan. The market quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded.

7.4 Any amount payable by one party to the other following the quotations process contemplated by Section 7.3 above shall be paid no later than the second Business Day following the completion of said quotations process.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.       ASSIGNMENT

         No Party shall assign or transfer this Agreement, in whole or in part, or any interest or obligation arising under this Agreement, without the prior written consent of the other Party, which consent may be granted or withheld in such Party's sole discretion.

9.       TERMINATION

9.1 This Agreement may be terminated in its entirety immediately at the option of a Party (the "TERMINATING PARTY"), in the event that an Event of Default occurs in relation to another Party (the "DEFAULTING PARTY"), and such termination shall take effect immediately upon the Terminating Party providing notice to the Defaulting Party of the termination.

         For the purposes of this Agreement, each of the following shall individually and collectively constitute an "EVENT OF DEFAULT" with respect to a Party:

         9.1.1 such Party defaults in payment of any payments which are due and payable by it pursuant to this Agreement, and such default is not cured within thirty (30) days following receipt by the Defaulting Party of notice of such default;

         9.1.2 such Party breaches any of its material obligations pursuant to this Agreement (other than as set out in paragraph 9.1.1 above), and fails to cure it within thirty (30) days after receipt of notice from the Terminating Party specifying the default in reasonable detail and demanding that it be rectified, provided that if such breach is not capable of being cured within thirty (30) days after receipt of such notice and the Defaulting Party has diligently pursued efforts to cure the default within the thirty (30) day period, no Event of Default under this paragraph 9.1.2 shall occur;

         9.1.3 such Party breaches any representation or warranty, or fails to perform or comply with any covenant, provision, undertaking or obligation in or of the Separation Agreement; or

         9.1.4 such Party (i) is bankrupt or insolvent or takes the benefit of any statute in force for bankrupt or insolvent debtors, or
                  (ii) files a proposal or takes any action or proceeding before any court of competent jurisdiction for its dissolution, winding-up or liquidation, or for the liquidation of its assets, or a receiver is appointed in respect of its assets, which order, filing or appointment is not rescinded within sixty (60) days.

9.2 As at the date specified in the notice given by the Terminating Party, all outstanding Transactions shall be terminated and the amounts payable by Novelis shall be determined and paid in accordance with Sections 7.2 and 7.3 mutatis mutandis.

10.      DISPUTE RESOLUTION

         The Master Agreement with Respect to Dispute Resolution, effective on the Agreement Effective Date, among the Parties and other parties thereto shall govern all disputes, controversies or claims (whether arising in contract, delict, tort or otherwise) between the Parties that may arise out of, or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby), or the commercial or economic relationship of the Parties relating hereto or thereto.

11.      MISCELLANEOUS

11.1     Construction. The rules of construction and interpretation set forth in
         Section 16.04 of the Separation Agreement shall apply to this Agreement.

11.2 Confidentiality: The exchange of information and confidentiality provisions set forth in Article XI of the Separation Agreement shall apply to this Agreement (as if such Article was set out in full herein).

11.3 Payment Terms. Save as expressly provided in Sections 2, 3, 4 and 6 and unless otherwise indicated, any amount to be paid or reimbursed by one Party to the other under this Agreement shall be paid or reimbursed hereunder within thirty (30) days after presentation of an invoice or a written demand therefor and setting forth, or accompanied by, reasonable documentation or reasonable explanation supporting such amount.

11.4 Notices. Except as provided for in Section 2.1, all notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as follows:

                  IF TO ALCAN, TO:
                  Alcan Inc.
                  1188 Sherbrooke Street West
                  Montreal, Quebec
                  H3A 3G2
                  Fax: (514) 848-8115
                  Attention: Chief Legal Officer

                  IF TO NOVELIS, TO:

                  Novelis Inc.
                  Suite 3800
                  Royal Bank Plaza, South Tower
                  P.O. Box 84
                  200 Bay Street
                  Toronto, Ontario
                  M5J 2Z4

                  Fax: (416) 216-3930
                  Attention: Chief Executive Officer

         Any Party may, by notice to the other Party, change the address or fax number to which such notices are to be given.

11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein, irrespective of conflict of laws principles under Quebec law, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

11.6 Entire Agreement. This Agreement and the exhibits, schedules, annexes and appendices hereto and the specific agreements contemplated herein, contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter. No agreements or understandings exist between the Parties with respect to the subject matter hereof other than those set forth or referred to herein.

11.7 Conflicts. In case of any conflict or inconsistency between this Agreement and the Separation Agreement, this Agreement shall prevail. In case of any conflict or inconsistency between the terms and conditions of this Agreement and the terms of any Confirmation, the provisions of the Confirmation shall prevail.

11.8 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

11.9 Survival. The obligations of the Parties under Sections 7, 10 and 11 and liability for the breach of any obligation contained herein shall survive the expiration or earlier termination of this Agreement.

11.10 Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

11.11 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

11.12 Waivers. No failure on the part of a Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by Applicable Law.

11.13 No Partnership. Nothing contained herein or in the Agreement shall make a Party a partner of any other Party and no Party shall hold out the other as such.

11.14 Limitations of Liability. Except as otherwise provided herein, neither Party shall be liable to the other Party for any indirect, collateral, incidental, special, consequential or punitive damages arising in any way out of this Agreement; provided, however, that the foregoing limitations shall not limit any Party's indemnification obligations for Liabilities with respect to Third Party Claims as set forth in Article IX of the Separation Agreement, (as if such Article was set out in full herein by reference to the obligations of the Parties hereunder).

11.15 Language. The Parties hereto have required that this Agreement and all deeds, documents and notices relating hereto be written in English. Les parties aux presentes ont exige que le present contrat et tout autre acte, document et avis y afferant soient rediges en anglais.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the Parties have caused this Master Metal Hedging Agreement to be executed by their duly authorized representatives.


                                           ALCAN INC.

                                           By:  ________________________________
                                                Name:
                                                Title:

                                           By:  ________________________________
                                                Name:
                                                Title:


                                           NOVELIS INC.

                                           By:  ________________________________
                                                Name:
                                                Title:

                                           By:  ________________________________
                                                Name:
                                                Title: